U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.     )

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[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]  Definitive Information Statement


                           W-J INTERNATIONAL, LTD.
         (Name of the Registrant as Specified in Its Charter)

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                         INFORMATION STATEMENT

                         W-J International, Ltd.
                           23 Washburne Avenue
                       Paynesville, Minnesota  56362

                We Are Not Asking You for a Proxy and You Are
                     Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of W-J International, Ltd., a Nevada corporation ("Company"), to the holders of record at the close of business on September 24, 2004 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.01 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     On September 24, 2004, the Company's Board of Directors unanimously approved and entered into an Agreement and Plan of Merger with InZon Corporation, a Delaware corporation, and all of InZon's holders of common shares. Under this agreement, InZon will be merged into the Registrant, with the Registrant being the surviving corporation. This merger is intended to be treated as a "reorganization" for tax purposes, and as a reverse merger for accounting purposes. On that date, the Company's Board of Directors also approved the following actions by unanimous written consent: (a) a proposal to amend and restate the Company's articles of incorporation; and (b) a proposal to decrease the issued and outstanding Common Stock of the Company (also known as a reverse stock split) by the ratio of six (6) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for these actions. The filing of Articles of Merger with the Nevada Secretary will effect the merger.

     This Information Statement will be sent on or about October 18, 2004 to the Company's stockholders of record who have not been solicited for their consent of these corporate actions. The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

                            VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on September 24, 2004. On such date, the Company had issued and outstanding 12,214,632 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares.

     All matters to be voted on required an affirmative vote of a majority of the issued and outstanding shares of the Company. The
Company has solicited and received written consent of   a majority of
stockholders. Votes withheld and abstentions, as well as broker non-votes, were not voted.

     Under Nevada law, there are dissenters' rights with respect to the Agreement and Plan of Merger as set forth in this Information
Statement. The relevant sections of the Nevada Revised Statutes that deal with such dissenters' rights are set forth as follows:

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

     (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

        (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

        (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

     (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

     (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

          (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

          (I) The surviving or acquiring entity; or

          (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

          (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph
          (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410  Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

     1.  A stockholder to whom a dissenter's notice is sent must:

     (a) Demand payment;

     (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

     (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.460  Payment for shares: General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

     (a) Of the county where the corporation's registered office is located; or

     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2.  The payment must be accompanied by:

     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

     (b) A statement of the subject corporation's estimate of the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

     (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Legal proceeding to determine fair value:
Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                            STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of September 24, 2004 (12,214,632 issued and outstanding) by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all officers and directors of the Registrant, individually and as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):

Title of Class  Name and Address              Amount and Nature     Percent of
                   of Beneficial Owner             of Beneficial       Class
                                                      Owner (1)

Common Stock    Edward H. Webb                    7,155,500 (2)        58.58%
                Route 3, Box 59
                Paynesville, Minnesota  56362

Common Stock    Kathy V. Webb                             0             0.00%
                Route 3, Box 59
                Paynesville, Minnesota  56362

Common Stock    Gary L. Borglund                          0             0.00%
                2535 Pilot Knob Road
                Suite 118
                Mendota Heights, Minnesota 55120

Common Stock    Shares of all directors and       7,155,500            58.58%
                executive officers as a group (3
                persons)

(1) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) Shares jointly owned by Edward Webb and Kathy Webb, as husband and wife.

                        MERGER WITH INZON CORPORATION

     On September 24, 2004, the Company's Board of Directors unanimously approved and entered into an Agreement and Plan of Merger ("Agreement") with InZon Corporation, a Delaware corporation, and all of InZon's holders of common shares. Under this agreement, InZon will be merged into the Registrant, with the Registrant being the surviving corporation. This merger is intended to be treated as a "reorganization" for tax purposes, and as a reverse merger for accounting purposes. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for this corporate action.

Reasons for the Merger.

     Company management believes that merging with InZon it will make the Company eligible for listing on the Over the Counter Bulletin Board. In addition, since the Company currently has no business, this may enable shareholders to realize value to their shares of common stock of the Company.

Business Description of InZon Corporation.

     InZon was organized in the State of Delaware on May 14, 2004. Based in Delray Beach, Florida, InZon is currently rolling out a consumer voice-over-internet-protocol (VoIP) phone, the "inZon Z-8008", to the Asian marketplace. This company has achieved results in the test launch of its new session initiation protocol (SIP) based VoIP service in the Asian market, and has an exclusive agreement to provide private-labeled VoIP services to a major multimedia Asian cable operator with a high speed cable network reaching millions of homes. InZon was selected to provide advanced telecommunications services over this network, inclusive of local U.S. numbers (DID's), SIP telephones and voicemail. InZon's VoIP technology provides complete voice, fax, data and conference call services on an application service provider (ASP) basis utilizing its own worldwide hybrid VoIP/TDM network. InZon provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the United States and internationally. This company's state-of-the-art internet protocol (IP) network offers its customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications.

     InZon's objective is to build a strong worldwide presence in the industry at a middle market level or be acquired by a larger industry participant. InZon intends to accomplish this through a combination of internal growth and acquisitions, capitalizing on the growing consolidation trend in the industry.

Merger Procedure.

     The merger will be effected by exchanging all of the issued and outstanding shares of common stock of InZon for shares of common stock of the Company. When the merger is complete, each outstanding share of common stock of the InZon will be exchanged. All fractional shares shall be rounded up or down to the whole share. It will be necessary for shareholders of InZon to exchange their existing stock certificates for certificates of the Company. Certificates for shares of InZon's common stock will automatically represent the number of shares of the Company when the exchange is completed.

Conditions to Consummation of the Merger.

     The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

     (a) The representations and warranties of each of the parties to the Agreement are true in all material respects.

     (b) All parties have performed and complied with all of the terms and conditions required by the Agreement to be performed or complied with by them before the Closing.

     (c) Each of the parties has received an opinion from counsel for the other party that certain representations are correct; the counsel knows of no inaccuracy in certain of the representations; and the shares to be delivered by each of the parties have been validly issued, fully paid and non-assessable.

     (d) Each party has made available to the other party all books and records of each party, including minute books and stock transfer records.

There are no regulatory approvals needed for the merger.

Termination of Agreement.

     The Agreement may be terminated by mutual consent in writing:

     (a) By either the Directors of the Company or the InZon stockholders and InZon if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or

     (b) By either the Directors of the Company or the InZon stockholders and InZon if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.1 of the Agreement.

Effective Time.

     The Company anticipates that the merger will become effective promptly following the filing of Articles of Merger with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

     The exchange requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company and InZon, which has occurred.

Effect of Merger.

     The effect of the merger will be that the new corporation will succeed to, without other transfer, and will possess and enjoy all rights, privileges, powers and franchises, and be subject to all restrictions, disabilities and duties of each of two constituent corporations, and the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of the constituent corporations shall be vested in the continuing corporation. In addition, all rights of creditors and all liens on any property of each of constituent corporations will be preserved unimpaired, limited to property affected by the liens at time of merger, and all debts, liabilities and duties of constituent corporations will attach to the continuing corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it.

                   AMENDMENT AND RESTATEMENT OF
                    ARTICLES OF INCORPORATION

     The corporate action to be taken also consists of the Company filing Amended and Restated Articles of Incorporation, which will, among other things, amend the name of the Company to "InZon Corporation." The Board of Directors believes it is in the best interests of the Company to take advantage of such identity by adopting the new corporate name (which is the same as the company merging into the Company).

     In connection with this name change, the Company will notify the Over the Counter Bulletin Board, and a new trading symbol will be assigned, if the Company is trading on that exchange when the amendment occurs.

           DECREASE IN ISSUED AND OUTSTANDING COMMON STOCK

Description of Securities.

(a)  Shareholder Rights.

     The authorized capital of the Company currently consists of 500,000,000 shares of common stock, $0.001 par value per share. The holders of Common Stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the Company;

     - are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; and

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares of Common Stock do not have any of the following rights:

     - special voting rights;

     - preference as to dividends or interest;

     - preemptive rights to purchase in new issues of shares;

     - preference upon liquidation; or

     - any other special rights or preferences.

     In addition, the shares of Common Stock are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

     The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of its stockholders to do so. The Board of Directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Transfer Agent.

     The Company uses the services of Liberty Transfer Co., 191 New York Avenue, Huntington Station, New York 11743, as transfer agent and registrar.

Decrease in Issued and Outstanding Shares (Reverse Stock Split).

     The Company intends to decrease the issued and outstanding
Common Stock by the ratio of six (6) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company (this is also known as a reverse stock split). The Company must provide the Over the Counter Bulletin Board (if the Company is trading on that exchange when this is to take affect) at least ten (10) calendar days' advance notice of the effective date of this reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

     The Company sought approval for this reverse stock split because it believes its shareholders would benefit from a capital structure more appropriate for a company of its operational and financial status. The Company has refined its focus, set new objectives to enhance shareholders' value and hopes that a reverse stock split, which should result in a higher price per share, and corresponding lower number of total shares issued and outstanding at the time of implementation, should help to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of its stock price. The Company believes that these changes will help to better position the Company to capture new growth opportunities and enable it to execute its business plans more effectively.

     One affect of a reverse stock split is to increase the number of authorized, but unissued shares of Common Stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                  Prior to Reverse            After Reverse

Number of Outstanding
Shares (as of September 24, 2004)      12,214,632              2,035,772 (1)

Shares Unreserved and
Authorized for Issuance               487,785,368            497,964,228 (1)

Total Amount of Authorized
Shares                                500,000,000            500,000,000

(1) These numbers are an approximation since rounding may cause these numbers to change slightly.

     There are no current provisions of the Company's articles of incorporation, bylaws, or other contractual arrangements that have material anti-takeover impacts. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the articles of incorporation or bylaws that would have a material anti-takeover effect.

     Another affect of a reverse stock split is that any Company shareholders that hold five or fewer shares will no longer be shareholders of the Company. In addition, any fractional interests in connection with the payment of this reverse split will be rounded up to the nearest whole number of Shares by the Company's transfer agent.

By order of the Board of Directors
September 24, 2004

/s/  Edward H. Webb
Edward H. Webb, President